Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER NET INCOME

OF $157.1 MILLION, EARNINGS PER COMMON SHARE OF $.64.

– 2010 Full Year Reported Earnings of $669.5 Million –

– Reports 2010 Double Digit Growth in Assets Under Custody –

(Chicago, January 19, 2011) Northern Trust Corporation today reported fourth quarter net income per common share of $.64, compared with net income per common share of $.82 in the fourth quarter of 2009 and $.64 per common share in the third quarter of 2010. Net income was $157.1 million in the current quarter, compared with net income of $200.3 million in the prior year’s fourth quarter and $155.6 million in the third quarter of 2010. Return on average common equity was 9.1% in the current quarter, compared to 12.5% in the prior year’s fourth quarter and 9.2% in the third quarter.

Earnings per share in the fourth quarter of 2010 benefited from the reduction of an indemnification liability related to Visa, Inc. (Visa). The associated pre-tax expense reduction totaled $20.3 million ($12.9 million after tax, or $.05 per common share).

Reported net income per common share for the full year was $2.74, compared to the prior year’s $3.16 per common share. Net income for 2010 totaled $669.5 million compared to the prior year’s record of $864.2 million.

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Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our results for the fourth quarter and the full year have been constrained by the persistent low interest rate environment, which has negatively impacted net interest income and trust fee levels. The adverse market conditions have not, however, limited our ability to continue to grow and attract new business in our targeted markets. As we move into 2011, we are confident that our strategic positioning, strong balance sheet and capital levels position us for profitable growth.”

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS

Net income per common share in the fourth quarter of 2010 was $.64 compared to $.82 per common share in the fourth quarter of 2009. Net income for the current quarter was $157.1 million compared to $200.3 million in the prior year quarter. Operating earnings for the current quarter, which exclude the Visa related after-tax benefit of $12.9 million, were $144.2 million, or $.59 per common share. Operating earnings is a non-GAAP financial measure. A reconciliation of operating earnings to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP) is included on page 13.

Consolidated revenues totaled $906.4 million, down $43.8 million, or 5%, from $950.2 million in the prior year fourth quarter. Noninterest income, which represented 74% of revenues, decreased $32.1 million, or 5%, to $674.1 million from the prior year quarter’s $706.2 million. Trust, investment and other servicing fees were $504.6 million, a $44.0 million, or 8%, decrease from $548.6 million in the prior year quarter, primarily attributable to lower securities lending revenue. Trust, investment and other servicing fees accounted for 56% of fourth quarter revenues. Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $232.3 million, down $11.7 million, or 5%, from $244.0 million in the prior year quarter.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) decreased $60.1 million, or 18%, from the year-ago quarter’s $328.7 million to $268.6 million in the current quarter, primarily reflecting the decline in securities lending revenue, partially offset by higher custody and fund administration fees. Custody and fund administration fees, the largest component of C&IS fees, increased $10.0 million, or 6%, to $165.8 million from the prior year quarter’s total of $155.8 million, reflecting new business and improved markets. C&IS investment management fees for the fourth quarter of 2010 equaled $67.4 million, an increase of 4% from $64.6 million in the prior year quarter. Investment management fees benefited from new business and improved markets, offset by waived fees in money market mutual funds due to the persistent low level of short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $3.6 million in the current quarter compared with $1.2 million in the prior year quarter. Securities lending revenue totaled $16.9 million compared with $90.1 million in the fourth quarter of last year. The prior year quarter includes the recovery of previously recorded

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

unrealized asset valuation losses of approximately $70 million in a mark-to-market investment fund used in securities lending activities. As of September 30, 2010, securities in the mark-to-market fund had been sold with the proceeds reinvested into a short duration fund, eliminating the mark-to-market impact on securities lending revenue in the current and future periods. Excluding the prior year quarter impact of the asset valuation recovery, securities lending revenue decreased by approximately $3 million, attributable to lower spreads on the investment of cash collateral and lower volumes from the prior year quarter’s levels.

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $236.0 million in the current quarter, increasing $16.1 million, or 7%, from $219.9 million in the prior year quarter. The increase in PFS fees was primarily the result of improved markets and new business. PFS waived fees in money market mutual funds totaled $10.3 million in the current quarter compared with $11.4 million in the prior year quarter, and are attributable to the continued low level of short-term interest rates.

Assets Under Custody ($ in Billions)	December 31, 2010	September 30, 2010	December 31, 2009	% Change 4Q 10/3Q 10	% Change 4Q 10/4Q 09
Corporate & Institutional	$3,711.1	$3,557.8	$3,325.9	4%	12%
Personal	370.2	349.1	331.1	6	12

Total Assets Under Custody	$4,081.3	$3,906.9	$3,657.0	4%	12%

Assets Under Management ($ in Billions)	December 31, 2010	September 30, 2010	December 31, 2009	% Change 4Q 10/3Q 10	% Change 4Q 10/4Q 09
Corporate & Institutional	$489.2	$508.6	$482.0	(4)%	1%
Personal	154.4	148.6	145.2	4	6

Total Assets Under Management	$643.6	$657.2	$627.2	(2)%	3%

C&IS assets under custody totaled $3.7 trillion, up 12% from a year ago, and included $2.2 trillion of global custody assets, 17% higher than a year ago. C&IS assets under management totaled $489.2 billion, up 1% from a year ago, and included $99.1 billion of securities lending collateral, a 14% decrease from the prior year quarter.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income totaled $98.2 million, up $10.8 million, or 12%, compared with $87.4 million in the prior year quarter. The current quarter increase is attributable to higher levels of volume and market volatility.

Other operating income totaled $42.2 million, an increase of $5.8 million, or 16%, compared to $36.4 million in the prior year quarter. The current quarter increase was primarily attributable to a gain on the sale of a building and higher non-trading foreign exchange gains and commercial loan-related fee revenue.

Net investment security losses totaled $7.1 million in the current quarter compared to $2.3 million in the prior year quarter. The $7.1 million of losses recorded in the current quarter reflect the credit-related other-than-temporary impairment of residential mortgage-backed securities and compares to $3.4 million of credit-related impairment losses in the prior year quarter.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $232.3 million, down $11.7 million, or 5%, from $244.0 million in the prior year quarter. The net interest margin was 1.30% for the current quarter, down from 1.43% in the prior year quarter. The net interest margin has been negatively impacted by several factors. The prolonged low interest rate environment has resulted in reduced yields on the securities portfolio as maturing investments have been replaced by lower yielding assets. In addition, due to continuing weakness in loan demand, balance sheet growth has been concentrated in lower yielding assets, while a larger percentage of funding has come from interest-bearing sources. Average earning assets of $70.9 billion, up 5%, compares to $67.5 billion a year ago, reflecting higher average securities balances, partially offset by decreases in average money market assets and loans and leases.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

The provision for credit losses was $40.0 million in both the current and prior year quarters. Net charge-offs totaled $44.0 million for the current quarter compared to $32.3 million in the prior year. The current quarter provision and charge-off levels reflect continued weakness in residential and commercial real estate loans in certain markets.

The table below provides information regarding nonperforming assets, the reserve for credit losses, and associated ratios.

($ In Millions)	December 31, 2010	September 30, 2010	December 31, 2009

Nonperforming Assets
Nonperforming Loans	$333.0	$327.3	$278.5
Other Real Estate Owned	45.5	50.3	29.6

Total Nonperforming Assets	378.5	377.6	308.1

Reserve for Credit Losses
Reserve for Credit Losses Assigned to:
Loans and Leases	319.6	324.7	309.2
Unfunded Loan Commitments and Standby Letters of Credit	37.7	36.7	31.4

Total Reserve for Credit Losses	$357.3	$361.4	$340.6

Ratios
Reserve for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.14%	1.17%	1.11%
Nonperforming Loans to Total Loans and Leases	1.18%	1.17%	1.00%
Assigned Reserves to Nonperforming Loans Coverage	1.0x	1.0x	1.1x

Noninterest expenses totaled $641.7 million for the current quarter, a $20.4 million, or 3%, increase from $621.3 million in the prior year quarter. Excluding the current quarter’s $20.3 million pre-tax benefit from the reduction of the Visa indemnification liability, noninterest expenses in the current quarter increased by $40.7 million, or 7%, primarily due to higher compensation and increased expenses associated with outside services and other operating expense items.

Compensation and employee benefit expenses, the largest component of noninterest expenses, equaled $337.5 million, an increase of $12.8 million, or 4%, compared to $324.7 million in the prior year quarter. The increase was primarily attributable to higher performance- based compensation and salary expense. Staff on a full-time equivalent basis at December 31, 2010 totaled approximately 12,800, up 3% from a year ago.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Expenses associated with outside services totaled $129.5 million, up $11.5 million, or 10%, from $118.0 million in the prior year quarter due to higher expenses associated with investment manager sub-advisory fees, and technical and consulting services.

Equipment and software expense totaled $78.1 million, an increase of $5.5 million, or 7%, from $72.6 million in the prior year quarter due to higher levels of depreciation expense from additional investments in capital assets. Occupancy expense equaled $40.6 million, down 6% from $43.3 million in the prior year quarter.

Other operating expenses totaled $76.3 million, an increase of $13.6 million, or 22%, compared to $62.7 million in the prior year quarter. The prior year quarter included $12.1 million of expense incurred in connection with the final support payments and expiration of Capital Support Agreements with certain Northern Trust investment vehicles. Excluding the above item, other operating expenses increased by $25.7 million primarily reflecting higher charges associated with account servicing activities and increased business promotion and staff related expenses.

Income tax expense of $57.3 million was recorded in the current quarter resulting in an effective tax rate of 26.7%. The prior year quarter provision for income taxes was $78.8 million, representing an effective tax rate of 28.2%. These compare to full-year effective tax rates of 32.4% and 31.2% for 2010 and 2009, respectively. The decline in the effective tax rate for the current quarter reflects the Corporation’s election to indefinitely reinvest the earnings of an additional non-U.S. subsidiary and lower state taxes. The effective tax rate in the prior year quarter reflected the favorable resolution of certain state tax matters.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER

Net income per common share was $.64 in both the fourth and third quarters of 2010. Net income for the current quarter was $157.1 million compared to $155.6 million in the third quarter. Operating earnings for the current quarter, which exclude the Visa related after-tax benefit of $12.9 million, were $144.2 million, or $.59 per common share.

Consolidated revenues for the current quarter equaled $906.4 million, an increase of $7.4 million, or 1%, compared to $899.0 million in the third quarter of 2010. Trust, investment and other servicing fees totaled $504.6 million, down $14.1 million, or 3%, from $518.7 million in the third quarter of 2010. Net interest income for the quarter on a fully taxable equivalent basis decreased $10.7 million, or 4%, to $232.3 million in the current quarter from $243.0 million in the prior quarter.

C&IS trust, investment and other servicing fees totaled $268.6 million, a decrease of $24.6 million, or 8%, from $293.2 million in the prior quarter, primarily reflecting lower securities lending revenue, partially offset by increases in investment management fees and custody and fund administration fees. Custody and fund administration fees increased $6.6 million, or 4%, to $165.8 million from the third quarter’s $159.2 million attributable to improved markets and new business. C&IS investment management fees in the current quarter increased $6.7 million, or 11%, to $67.4 million from $60.7 million in the prior quarter, reflecting higher market valuations and new business. Custody and fund administration fees in the third quarter were increased and investment management fees were decreased by $4.3 million each as a result of a fee reclassification. Securities lending revenue totaled $16.9 million in the current quarter, down $39.5 million compared with $56.4 million in the third quarter of 2010. Securities lending revenue in the prior quarter includes the recovery of previously recorded unrealized asset valuation losses of approximately $39 million relating to a mark-to-market investment fund used in securities lending activities. As of September 30, 2010, securities in the mark-to-market fund had been sold with the proceeds reinvested into a short duration fund, eliminating the mark-to-market impact on securities lending revenue in the current and future periods. Money market mutual fund fee waivers in C&IS, attributable to the continued low level of short-term interest rates, totaled $3.6 million in the current quarter compared with $2.5 million in the prior quarter.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

PFS trust, investment and other servicing fees increased $10.5 million, or 5%, to $236.0 million from the prior quarter’s $225.5 million. The increase in PFS fees primarily reflects improved market valuations and new business. Waived fees in money market mutual funds were $10.3 million in the fourth quarter and $10.4 million in the prior quarter, and are attributable to the continued low level of short-term interest rates.

Foreign exchange trading income increased $9.3 million, or 11%, to $98.2 million compared to $88.9 million in the prior quarter, reflecting higher levels of market volatility, partially offset by lower volumes compared to the third quarter.

Other operating income of $42.2 million for the current quarter increased $14.5 million, or 52%, from $27.7 million in the prior quarter. The increase is attributable to a $6.3 million loss in the prior quarter resulting from the discontinuance of certain cash flow hedges and the current quarter gain on the sale of a building.

Net investment security losses totaled $7.1 million in the fourth quarter compared to $13.5 million in the third quarter. The current and prior quarters included pre-tax charges of $7.1 million and $14.0 million, respectively, for the credit-related other-than-temporary-impairment of residential mortgage-backed securities.

Net interest income on a taxable equivalent basis in the current quarter decreased $10.7 million, or 4%, to $232.3 million compared with $243.0 million in the third quarter, reflecting a lower net interest margin, partially offset by the benefit of a higher level of earning assets. The current quarter net interest margin was 1.30%, down from 1.44% in the third quarter. The net interest margin has been negatively impacted by several factors. The prolonged low interest rate environment has resulted in reduced yields on the securities portfolio as maturing investments have been replaced by lower yielding assets. In addition, balance sheet growth has been concentrated in lower yielding assets due to continuing weakness in loan demand, while a larger percentage of funding has come from interest-bearing sources. Average earning assets of $70.9 billion, up 6%, compares to $67.0 billion in the prior quarter, reflecting higher average securities and money market assets balances.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

The provision for credit losses totaled $40.0 million in the current quarter and net charge-offs totaled $44.0 million. This compares to a provision of $30.0 million and net charge-offs of $30.3 million in the third quarter of 2010.

Noninterest expenses totaled $641.7 million in the fourth quarter, an increase of $19.6 million, or 3%, from the third quarter’s $622.1 million. Excluding the current quarter $20.3 million Visa related indemnification benefit, noninterest expenses increased $39.9 million, or 6%, primarily due to increased outside services and other operating expense items.

Compensation and employee benefit expenses totaled $337.5 million, up 1% from $333.3 million in the prior quarter. The increase primarily reflects higher cash based incentives and salary expense, partially offset by lower employee benefit expenses.

Outside services totaled $129.5 million, an increase of $18.8 million, or 17%, compared to $110.7 million in the third quarter of 2010, reflecting higher costs associated with technical and consulting services and increased investment manager sub-advisory fees.

Equipment and software expenses totaled $78.1 million, up $5.5 million, or 8%, from $72.6 million in the prior quarter due to higher levels of software depreciation expense. Occupancy expense equaled $40.6 million, down 5% from $42.6 million in the prior quarter.

Other operating expenses totaled $76.3 million, an increase of $13.4 million, or 21%, from $62.9 million in the third quarter. The increase primarily reflects higher staff-related and business promotion expenses, partially offset by lower charges associated with account servicing activities.

Total income tax expense was $57.3 million for the current quarter, representing an effective rate of 26.7%. Income tax expense was $81.8 million in the prior quarter, representing an effective tax rate of 34.5%. These compare to the 2010 full-year effective tax rate of 32.4%. The decline in the effective rate for the current quarter resulted from the Corporation’s election to indefinitely reinvest the earnings of an additional non-U.S. subsidiary, as well as lower state taxes.

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BALANCE SHEET

Total assets averaged $80.1 billion for the current quarter, up 7% from the prior year’s fourth quarter average of $75.0 billion. Earning assets averaged $70.9 billion, up 5% from the prior year quarter’s average of $67.5 billion. Average investment securities increased 22% to $21.3 billion in the current quarter compared to $17.5 billion in the prior year quarter. Average money market assets equaled $22.0 billion compared to prior year period’s average of $22.2 billion, a 1% decrease. Loans and leases averaged $27.6 billion, a 1% decrease from $27.8 billion in the prior year quarter.

Commercial loans averaged $6.1 billion, down 15% from $7.1 billion last year. Residential mortgages averaged $10.8 billion in the current and prior year’s fourth quarter. The current quarter residential mortgage average balance represented 39% of the total average loan and lease portfolio. Personal loans averaged $5.2 billion, up 9% from last year’s fourth quarter of $4.8 billion, while commercial real estate loans averaged $3.3 billion, down 3% from prior year’s quarter of $3.4 billion.

Total stockholders’ equity averaged $6.8 billion, up 8% from the prior year’s fourth quarter average of $6.4 billion. The current quarter increase primarily reflects the retention of earnings during the year.

Northern Trust’s risk-based capital ratios remained strong at December 31, 2010, with the Corporation’s tier 1 capital ratio of 13.6%, total risk-based capital ratio of 15.6%, and leverage ratio of 8.8% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at December 31, 2010 that were above the levels required for classification as a “well capitalized” institution.

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 13.1% at December 31, 2010, 12.7% at September 30, 2010 and 12.8% at December 31, 2009. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

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BALANCE SHEET (continued)

	December 31,	September 30,	December 31,
(In Millions)	2010	2010	2009
Tier 1 Capital	$6,980.2	$6,902.6	$6,522.2
Less: Preferred Stock	—	—	—
Floating Rate Capital Securities	268.5	268.5	268.5

Tier 1 Common Equity	$6,711.7	$6,634.1	$6,253.7

Ratios
Tier 1 Capital	13.6%	13.2%	13.4%
Tier 1 Common Equity Ratio	13.1%	12.7%	12.8%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

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RECONCILIATIONS OF OPERATING EARNINGS TO REPORTED EARNINGS

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which excludes Visa related indemnification benefits, to reported earnings prepared in accordance with GAAP. Management believes the presentation of operating earnings in addition to reported results prepared in accordance with GAAP provides a clearer indication of the results and trends in Northern Trust’s core businesses.

	Fourth Quarter 2010		Third Quarter 2010		Fourth Quarter 2009
($ In Millions Except Per Common Share Data)	Amount	Per Common Share	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$157.1	$.64	$155.6	$.64	$200.3	$.82
Visa Indemnification Benefit (net of tax effect of $7.4)	(12.9)	(.05)	—	—	—	—
Operating Earnings	$144.2	$.59	$155.6	$.64	$200.3	$.82

	Year Ended December 31,
	2010		2009
($ In Millions Except Per Share Data)	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$669.5	$2.74	$864.2	$3.16
Visa Indemnification Benefit (net of tax effect of $12.1 for 2010 and $6.6 in 2009)	(20.9)	(.09)	(11.2)	(.05)
Operating Earnings	$648.6	$2.65	$853.0	$3.11

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2009 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 19, 2011. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on January 19, 2011 through 5:00 p.m. CT on January 26, 2011. Participants will need Windows Mediatm software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 1

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FOURTH QUARTER
	2010	2009	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$504.6	$548.6	(8)%
Foreign Exchange Trading Income	98.2	87.4	12
Treasury Management Fees	18.8	20.2	(7)
Security Commissions & Trading Income	17.4	15.9	9
Other Operating Income	42.2	36.4	16
Investment Security Gains (Losses), net	(7.1)	(2.3)	N/M

Total Noninterest Income	674.1	706.2	(5)

Interest Income (Taxable Equivalent)	344.6	334.1	3
Interest Expense	112.3	90.1	25

Net Interest Income (Taxable Equivalent)	232.3	244.0	(5)

Total Revenue (Taxable Equivalent)	906.4	950.2	(5)

Noninterest Expenses
Compensation	281.8	269.7	4
Employee Benefits	55.7	55.0	1
Outside Services	129.5	118.0	10
Equipment and Software Expense	78.1	72.6	7
Occupancy Expense	40.6	43.3	(6)
Visa Indemnification Charges	(20.3)	—	N/M
Other Operating Expenses	76.3	62.7	22

Total Noninterest Expenses	641.7	621.3	3

Provision for Credit Losses	40.0	40.0	—
Taxable Equivalent Adjustment	10.3	9.8	5

Income before Income Taxes	214.4	279.1	(23)
Provision for Income Taxes	57.3	78.8	(27)

NET INCOME	$157.1	$200.3	(22)%

Per Common Share
Net Income
Basic	$0.64	$0.82	(22)%
Diluted	0.64	0.82	(22)

Average Common Equity	$6,846.8	$6,354.4	8%
Return on Average Common Equity	9.10%	12.51%
Return on Average Assets	0.78%	1.06%

Common Dividend Declared per Share	$0.28	$0.28	—%

Average Common Shares Outstanding (000s)
Basic	242,214	241,554
Diluted	242,743	242,023
Common Shares Outstanding (EOP)	242,269	241,680

(N/M) Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 2

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FOURTH QUARTER	THIRD QUARTER
	2010	2010	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$504.6	$518.7	(3)%
Foreign Exchange Trading Income	98.2	88.9	11
Treasury Management Fees	18.8	19.3	(3)
Security Commissions & Trading Income	17.4	14.9	17
Other Operating Income	42.2	27.7	52
Investment Security Gains (Losses), net	(7.1)	(13.5)	(47)

Total Noninterest Income	674.1	656.0	3

Interest Income (Taxable Equivalent)	344.6	339.7	1
Interest Expense	112.3	96.7	16

Net Interest Income (Taxable Equivalent)	232.3	243.0	(4)

Total Revenue (Taxable Equivalent)	906.4	899.0	1

Noninterest Expenses
Compensation	281.8	273.3	3
Employee Benefits	55.7	60.0	(7)
Outside Services	129.5	110.7	17
Equipment and Software Expense	78.1	72.6	8
Occupancy Expense	40.6	42.6	(5)
Visa Indemnification Charges	(20.3)	—	N/M
Other Operating Expenses	76.3	62.9	21

Total Noninterest Expenses	641.7	622.1	3

Provision for Credit Losses	40.0	30.0	33
Taxable Equivalent Adjustment	10.3	9.5	8

Income before Income Taxes	214.4	237.4	(10)
Provision for Income Taxes	57.3	81.8	(30)

NET INCOME	$157.1	$155.6	1%

Per Common Share
Net Income
Basic	$0.64	$0.64	—%
Diluted	0.64	0.64	—

Average Common Equity	$6,846.8	$6,684.8	2%
Return on Average Common Equity	9.10%	9.23%
Return on Average Assets	0.78%	0.83%

Common Dividend Declared per Share	$0.28	$0.28	—%

Average Common Shares Outstanding (000s)
Basic	242,214	242,124
Diluted	242,743	242,158
Common Shares Outstanding (EOP)	242,269	242,194

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 3

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	TWELVE MONTHS
	2010	2009	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$2,081.9	$2,083.8	N/M %
Foreign Exchange Trading Income	382.2	445.7	(14)
Treasury Management Fees	78.1	81.8	(5)
Security Commissions & Trading Income	60.9	62.4	(2)
Other Operating Income	146.3	136.8	7
Investment Security Gains (Losses), net	(20.4)	(23.4)	(13)

Total Noninterest Income	2,729.0	2,787.1	(2)

Interest Income (Taxable Equivalent)	1,335.8	1,446.2	(8)
Interest Expense	378.0	406.2	(7)

Net Interest Income (Taxable Equivalent)	957.8	1,040.0	(8)

Total Revenue (Taxable Equivalent)	3,686.8	3,827.1	(4)

Noninterest Expenses
Compensation	1,108.0	1,099.7	1
Employee Benefits	237.6	242.1	(2)
Outside Services	460.4	424.5	8
Equipment and Software Expense	287.1	261.1	10
Occupancy Expense	167.8	170.8	(2)
Visa Indemnification Charges	(33.0)	(17.8)	85
Other Operating Expenses	270.0	136.3	98

Total Noninterest Expenses	2,497.9	2,316.7	8

Provision for Credit Losses	160.0	215.0	(26)
Taxable Equivalent Adjustment	39.1	40.2	(3)

Income before Income Taxes	989.8	1,255.2	(21)
Provision for Income Taxes	320.3	391.0	(18)

NET INCOME	$669.5	$864.2	(23)%

Net Income Applicable to Common Stock	$669.5	$753.1	(11)%

Per Common Share
Net Income
Basic	$2.74	$3.18	(14)%
Diluted	2.74	3.16	(13)

Average Common Equity	$6,634.4	$5,915.8	12%
Return on Average Common Equity	10.09%	12.73%
Return on Average Assets	0.88%	1.16%

Common Dividends Declared per Share	$1.12	$1.12	—
Preferred Dividends and Related Adjustments	—	$111.1	N/M %

Average Common Shares Outstanding (000s)
Basic	242,029	235,512
Diluted	242,503	236,416
Common Shares Outstanding (EOP)	242,269	241,680

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 4

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31
	2010	2009	% Change (*)
Assets
Money Market Assets	$26,436.0	$28,128.2	(6)%
Securities
U.S. Government	658.4	74.0	N/M
Government Sponsored Agency and Other	19,925.8	17,780.5	12
Municipal	690.9	769.0	(10)
Trading Account	6.8	9.9	(31)

Total Securities	21,281.9	18,633.4	14
Loans and Leases	28,132.0	27,805.7	1

Total Earning Assets	75,849.9	74,567.3	2
Reserve for Credit Losses Assigned to Loans & Leases	(319.6)	(309.2)	3
Cash and Due from Banks	2,818.0	2,491.8	13
Client Security Settlement Receivables	701.3	794.8	(12)
Buildings and Equipment	504.5	543.5	(7)
Other Nonearning Assets	4,289.8	4,053.3	6

Total Assets	$83,843.9	$82,141.5	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$18,121.7	$19,045.2	(5)%
Non-U.S. Offices - Interest-Bearing	35,472.4	27,752.8	28

Total Interest-Bearing Deposits	53,594.1	46,798.0	15
Short-Term Borrowings	4,993.8	9,765.6	(49)
Senior Notes, Long-Term Debt and Floating Rate Capital Debt	4,902.3	4,666.4	5

Total Interest-Related Funds	63,490.2	61,230.0	4
Demand & Other Noninterest-Bearing Deposits	10,601.6	11,483.3	(8)
Other Liabilities	2,921.8	3,116.1	(6)

Total Liabilities	77,013.6	75,829.4	2
Total Equity	6,830.3	6,312.1	8

Total Liabilities and Stockholders’ Equity	$83,843.9	$82,141.5	2%

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 5

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31	SEPTEMBER 30
	2010	2010	% Change (*)
Assets
Money Market Assets	$26,436.0	$22,869.3	16%
Securities
U.S. Government	658.4	148.8	N/M
Government Sponsored Agency and Other	19,925.8	19,851.2	N/M
Municipal	690.9	716.7	(4)
Trading Account	6.8	10.9	(37)

Total Securities	21,281.9	20,727.6	3
Loans and Leases	28,132.0	27,866.3	1

Total Earning Assets	75,849.9	71,463.2	6
Reserve for Credit Losses Assigned to Loans & Leases	(319.6)	(324.7)	(2)
Cash and Due from Banks	2,818.0	3,489.5	(19)
Client Security Settlement Receivables	701.3	704.2	N/M
Buildings and Equipment	504.5	532.4	(5)
Other Nonearning Assets	4,289.8	4,858.8	(12)

Total Assets	$83,843.9	$80,723.4	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$18,121.7	$16,370.4	11%
Non-U.S. Offices - Interest-Bearing	35,472.4	31,916.5	11

Total Interest-Bearing Deposits	53,594.1	48,286.9	11
Short-Term Borrowings	4,993.8	7,684.6	(35)
Senior Notes, Long-Term Debt and Floating Rate Capital Debt	4,902.3	4,447.3	10

Total Interest-Related Funds	63,490.2	60,418.8	5
Demand & Other Noninterest-Bearing Deposits	10,601.6	10,158.9	4
Other Liabilities	2,921.8	3,377.0	(13)

Total Liabilities	77,013.6	73,954.7	4
Total Equity	6,830.3	6,768.7	1

Total Liabilities and Stockholders’ Equity	$83,843.9	$80,723.4	4%

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 6

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FOURTH QUARTER
	2010	2009	% Change (*)
Assets
Money Market Assets	$21,979.2	$22,192.6	(1)%
Securities
U.S. Government	342.0	71.3	N/M
Government Sponsored Agency and Other	20,286.2	16,649.0	22
Municipal	707.3	786.7	(10)
Trading Account	12.2	10.7	14

Total Securities	21,347.7	17,517.7	22
Loans and Leases	27,614.9	27,830.6	(1)

Total Earning Assets	70,941.8	67,540.9	5
Reserve for Credit Losses Assigned to Loans & Leases	(314.7)	(301.1)	5
Nonearning Assets	9,482.6	7,717.6	23

Total Assets	$80,109.7	$74,957.4	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$17,184.0	$16,155.2	6%
Non-U.S. Offices - Interest-Bearing	33,241.1	26,515.4	25

Total Interest-Bearing Deposits	50,425.1	42,670.6	18
Short-Term Borrowings	5,237.5	8,577.6	(39)
Senior Notes, Long-Term Debt and Floating Rate Capital Debt	4,744.2	4,697.1	1

Total Interest-Related Funds	60,406.8	55,945.3	8
Demand & Other Noninterest-Bearing Deposits	8,875.9	10,025.6	(11)
Other Liabilities	3,980.2	2,632.1	51

Total Liabilities	73,262.9	68,603.0	7
Total Equity	6,846.8	6,354.4	8

Total Liabilities and Stockholders’ Equity	$80,109.7	$74,957.4	7%

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 7

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2010 Quarters				2009 Quarter
	Fourth	Third	Second	First	Fourth

Net Income Summary
Trust, Investment and Other Servicing Fees	$504.6	$518.7	$543.5	$515.1	$548.6
Other Noninterest Income	169.5	137.3	187.9	152.4	157.6
Net Interest Income (Taxable Equivalent)	232.3	243.0	242.4	240.1	244.0

Total Revenue (Taxable Equivalent)	906.4	899.0	973.8	907.6	950.2
Provision for Credit Losses	40.0	30.0	50.0	40.0	40.0
Noninterest Expenses	641.7	622.1	614.4	619.7	621.3

Pretax Income (Taxable Equivalent)	224.7	246.9	309.4	247.9	288.9
Taxable Equivalent Adjustment	10.3	9.5	9.6	9.7	9.8
Provision for Income Taxes	57.3	81.8	100.2	81.0	78.8

Net Income	$157.1	$155.6	$199.6	$157.2	$200.3

Per Common Share
Net Income - Basic	$0.64	$0.64	$0.82	$0.65	$0.82
- Diluted	0.64	0.64	0.82	0.64	0.82
Dividend Declared	0.28	0.28	0.28	0.28	0.28
Book Value (EOP)	28.19	27.95	27.34	26.66	26.12
Market Value (EOP)	55.41	48.24	46.70	55.26	52.40

Ratios
Return on Average Common Equity	9.10%	9.23%	12.23%	9.88%	12.51%
Return on Average Assets	0.78	0.83	1.08	0.85	1.06
Net Interest Margin	1.30	1.44	1.47	1.44	1.43

Risk-based Capital Ratios
Tier 1	13.6%	13.2%	13.7%	13.4%	13.4%
Total (Tier 1 + Tier 2)	15.6	15.3	15.9	15.5	15.8
Leverage	8.8	9.3	9.2	8.9	8.8
Tier 1 Common Equity (non-GAAP)	13.1	12.7	13.2	12.8	12.8

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,711.1	$3,557.8	$3,224.3	$3,373.5	$3,325.9
Personal	370.2	349.1	327.6	340.7	331.1

Total Assets Under Custody	$4,081.3	$3,906.9	$3,551.9	$3,714.2	$3,657.0

Managed Assets ($ in Billions) - EOP	$643.6	$657.2	$603.0	$647.3	$627.2

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$333.0	$327.3	$345.5	$319.5	$278.5
Other Real Estate Owned (OREO)	45.5	50.3	44.3	45.7	29.6

Total Nonperforming Assets	$378.5	$377.6	$389.8	$365.2	$308.1

Nonperforming Assets / Loans & OREO	1.34%	1.35%	1.37%	1.30%	1.11%

Gross Charge-offs	$45.3	$31.8	$40.3	$32.7	$35.0
Less: Gross Recoveries	1.3	1.5	2.0	2.1	2.7

Net Charge-offs (Recoveries)	$44.0	$30.3	$38.3	$30.6	$32.3

Net Charge-offs (Annualized) to Average Loans & Leases	0.64%	0.44%	0.56%	0.45%	0.46%
Reserve for Credit Losses Assigned to Loans & Leases	$319.6	$324.7	$326.7	$320.5	$309.2
Reserve to Nonperforming Loans	96%	99%	95%	100%	111%
Reserve for Other Credit-Related Exposures	$37.7	$36.7	$34.9	$29.5	$31.4